Exhibit 99.2




   COMPANY CONTACTS:
     Bradley B. Buechler               David B. Mueller            Randy
     C. Martin
     Chairman, President and    Executive Vice President and  Vice
     President-Finance and
     Chief Executive Officer        Chief Operating Officer     Chief
     Financial Officer
     (314) 721-4242                     (314) 721-4242           (314) 721-
     4242



   FOR IMMEDIATE RELEASE
   TUESDAY, DECEMBER 7, 1999


     SPARTECH CORPORATION RECONFIRMS POSTIVE OUTLOOK FOR FISCAL 2000


          St. Louis, Missouri, December 7, 1999 -- Spartech Corporation (NYSE:SEH) announced that "in light of recent trading activity in our stock, we believe it is important to reconfirm that we have a positive outlook for fiscal 2000. Our sales backlog, which was up 14% at October 30, 1999 (10% without the affect of acquisitions), continues to remain strong and we feel comfortable with current analyst estimates of $1.70 per share for fiscal 2000, excluding the affect of any future acquisitions. In addition, we are actively pursuing several acquisition candidates and feel that we will be able to continue our historical track record of more than 15% growth through Strategic Expansions in fiscal 2000."

          Spartech, which earlier today announced its eighth consecutive year of record sales ($767.9 million) and earnings ($1.48 per diluted share), is a leading producer of engineered thermoplastic materials, polymeric compounds, and molded & profile products which has annual production capacity of more than 1.5 billion pounds from its 43 facilities located throughout North America and Europe.


      Safe Harbor For Forward-Looking Statements
          Statements contained herein which are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 which are intended to be covered by the safe harbors created thereby. For a summary of important facts which could cause the Company's actual results to differ materially from those included in, or inferred by, the forward-looking statements, refer to the Company's Form 10-K for the fiscal year ended October 31, 1998, which is on file with the Securities and Exchange Commission.